EXHIBIT INDEX


EXHIBIT A:
Attachment to Item 77C: Submission of Matters to a vote of security holders

EXHIBIT B:
Attachment to Item 77I (b):  Terms of new or amended securities

EXHIBIT C:
Attachment to Item 77O:  Transaction effected pursuant to Rule 10f-3

EXHIBIT D:
Attachment to Item 77Q1:  Exhibits

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EXHIBIT A:
Sub-Item 77C: Submission of Matters to a vote of security holders

A special meeting of shareholders of the CRM Large Cap Value Fund, CRM Mid Cap Value Fund, CRM Small/Mid Cap Value Fund and CRM Small Cap Value Fund (the "CRM Funds") of WT Mutual Fund was held on August 31, 2005. At the meeting, the shareholders of the CRM Funds were asked to approve a proposal to reorganize the CRM Funds into a separate registered investment company, the CRM Mutual Funds Trust (the "Reorganization"). The meeting was adjourned until September 23, 2005 because a quorum was not achieved. At the meeting held on September 23, 2005, a quorum was achieved and the shareholders of each CRM Fund, voting separately, approved the Reorganization.

The voting was as follows:

CRM Large Cap Fund

Affirmative Votes: 	    868,594
Negative Votes:	             85
Abstentions:		    229,508

CRM Mid Cap Value Fund

Affirmative Votes:	23,518,372
Negative Votes:	     541,680
Abstentions:		  2,936,411

CRM Small/Mid Cap Value Fund

Affirmative Votes:	1,957,654
Negative Votes:		  0
Abstentions:		   430,613

CRM Small Cap Value Fund

Affirmative Votes:	10,251,114
Negative Votes:	     172,649
Abstentions:		  2,046,956




EXHIBIT B
Sub-Item 77I (b):  Terms of New or Amended Securities

At its September 1, 2005 Board of Trustees meeting, the Board approved the offering of the Investor shares of each of the following funds of WT Mutual Fund (the "Trust"): Wilmington Broad Market Bond Fund, Wilmington Municipal Bond Fund, and Wilmington Short-Term Bond Fund (the "Fixed Income Funds"), the Wilmington Large-Cap Core Fund, Wilmington Small-Cap Core Fund, Wilmington Large-Cap Growth Fund, Wilmington Large-Cap Value Fund (the "Equity Funds"), and the Wilmington Multi-Manager Large-Cap Fund, Wilmington Multi-Manager Mid-Cap Fund, Wilmington Multi-Manager Small-Cap Fund, Wilmington Multi-Manager International Fund, Wilmington Multi-Manager Real Estate Securities Fund (the "Multi-Manager Funds"). A description of the Investor shares of the Fixed Income Funds and the Equity Funds is contained in their Prospectuses and Statement of Additional information dated December 20, 2005, which are incorporated herein by reference to the Trust's Rule 497 (e) filing on January 6, 2006. A description of the Investor shares of the Multi-Manager Funds is contained in their Prospectuses and Statement of Additional Information dated November 1, 2005, as amended by supplements dated December 15, 2005 and January 20, 2006, which are incorporated herein by reference to the Trust's Rule 497 (e) filing on January 26, 2006.

At its Board of Trustees meeting on November 29, 2005 the Board also approved the creation of the following series of the Trust:
(i) Wilmington ETF Allocation Fund; (ii) Wilmington Aggressive Asset Allocation Fund; (iii) Wilmington Moderate Asset Allocation Fund; (iv) Wilmington Conservative Asset Allocation Fund; (v) Wilmington Mid-Cap Core Fund; (vi) Wilmington Small-Cap Growth Fund; and (vii) Wilmington Small-Cap Value Fund (the "Funds").
Each new Fund consists of two classes of shares: Institutional and Investor Shares. A description of the Funds' Institutional and Investor Shares is contained in their Prospectuses and Statement of Additional Information dated December 20, 2005, which are incorporated herein by reference to the Trust's Rule 497 (e) filing on January 6, 2006.




EXHIBIT C
Sub-Item 77O:  Transaction effected pursuant to Rule 10f-3

At its Board of Trustees meeting held on November 29, 2005, the Board reviewed and approved the following transaction with respect to the Wilmington Small Cap Strategic Allocation Fund and determined that such transaction was effected in compliance with the Trust's Rule 10f-3 Procedures:

1) 	Name of the issuer was Dresser-Rand Group Inc.

(2) 	The underwriter from whom the security was purchased was
Citigroup Global Markets, Inc..

(3) 	(a)	"Affiliated Underwriter" managing or participating in
underwriting syndicate:  Howard Weil Incorporated.

	(b)	Identity of the other members of the syndicate:  Morgan
Stanley, UBS Investment Bank, Bear, Stearns and Co., Inc., Goldman, Sachs and Co., Lehman Brothers, Natexis Bleichroeder Inc. and
Simmons and Company International

(4) Aggregate principal amount of purchase by all investment companies advised by the Adviser: $90,300 (4,300 shares) (the
Wilmington Small Cap Strategic Allocation Fund received 300 shares at a purchase price of $6,300.).

(5) 	Aggregate principal amount of the offering:  $567,000,000
(27,000,000 shares)

(6) 	The purchase price (net of fees and expenses):  $21.00

(7) 	The offering price at the close of first day on which any
sales were made: $22.80 (closing price on Aug. 5, 2005)

(8) 	The securities were purchased on Aug. 4, 2005.

(9) 	The offering commenced on Aug. 4, 2005.

(10)  	Commission, spread or profit was 6% or $1.26 per share.
	The $1.26 per share is broken down into selling concession of $0.82 per share, management concession of $0.25 per share, and underwriting concession of $0.19 per share.

(11) 	(a).	The securities were part of an issue registered
under the Securities Act of 1933 which is being offered to the public.

	(b)	The securities were purchased prior to the end of the
first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities.

	(c)	The underwriting was a firm commitment underwriting.

	(d)	The commission, spread or profit was reasonable and fair
in relation to that being received by others for underwriting similar securities during the same period.

	(e)	The issuer of the securities and its predecessors have
been in continuous operation for at least three years.

	(f)	The amount of the securities purchased by all of the
investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering.

	(g)	No affiliated underwriter of the purchasing series was a
direct or indirect participant in or beneficiary of the sale.




EXHIBIT D:
Sub-Item 77Q1:  Exhibits

(a)(1)	Amended Schedule A to Amended and Restated Declaration of
Trust of WT Mutual Fund as amended September 1, 2005 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 32 to the registration statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(a)(2)	Amended Schedule A to Amended and Restated Declaration of
Trust of WT Mutual Fund as amended November 29, 2005 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 35 to the registration statement on Form N-1A on December 15, 2005 and is incorporated herein by reference.

(e)(1)	Investment Advisory Agreement between WT Mutual Fund and
Rodney Square Management Corporation ("RSMC") dated July 1, 2005 is filed herewith.

(e)(2)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Wilmington Trust Investment Management, LLC dated November 1, 2005 is filed herewith.

(e)(3)	Investment Advisory Agreement between WT Mutual Fund and
Cramer Rosenthal McGlynn, LLC dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(4)	Investment Advisory Agreement between WT Mutual Fund and
Roxbury Capital Management LLC dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(5)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Julius Baer Investment Management LLC. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post- Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(6)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
AEW Management and Advisors, L.P. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(7)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Armstrong Shaw Associates Inc. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(8)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Montag & Caldwell Inc. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(9)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Eubel Brady & Suttman Asset Management, Inc. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(10)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Equity Investment Corporation dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(11)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Batterymarch Financial Management, Inc. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(12)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Systematic Financial Management L.P. dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(13)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Parametric Portfolio Associates LLC dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(14)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
First Quadrant, LP dated July 1, 2005 was previously filed with the Securities and Exchange Commission in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A on August 29, 2005 and is incorporated herein by reference.

(e)(15)	Sub-Advisory Agreement between WT Mutual Fund and Cramer
Rosenthal McGlynn, LLC dated July 1, 2005 is filed herewith.

(e)(16) Sub-Advisory Agreement between WT Mutual Fund and Roxbury
Capital Management LLC dated July 1, 2005 is filed herewith.

(e)(17)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Bennett Lawrence Management, LLC dated July 1, 2005 is filed herewith.

(e)(18)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Real Estate Management Services Group, LLC dated July 1, 2005 is filed herewith.

(e)(19)	Sub-Advisory Agreement between WT Mutual Fund, RSMC and
Goldman Sachs Asset Management, L.P. is filed herewith.

(e)(20)	Amended Schedules A and B to the Investment Advisory
Agreement dated July 1, 2005 between WT Mutual Fund and Rodney Square Management Corporation as amended November 29, 2005 were previously filed with the Securities and Exchange Commission in Post-Effective Amendment No.35 to the Trust's Registration Statement on Form N-1A on December 15, 2005 and is incorporated herein by reference.